Exhibit 99.1
Super Micro Computer, Inc. Announces 1st Quarter 2014 Financial Results
SAN JOSE, Calif., October 22, 2013 (BUSINESS WIRE) -- Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced first quarter fiscal 2014 financial results for the quarter ended September 30, 2013.
Fiscal 1st Quarter Highlights

•	Quarterly net sales of $309.0 million, down 4.1% from the fourth quarter of fiscal year 2013 and up 14.2% from the same quarter of last year.

•	GAAP net income of $7.7 million, down 8.6% from the fourth quarter of fiscal year 2013 and up 756.4% from the same quarter of last year.

•	GAAP gross margin of 15.1%, up from 14.3% in the fourth quarter of fiscal year 2013 and up from 12.9% in the same quarter of last year.

•	Server solutions accounted for 46.4% of net sales compared with 47.4% in the fourth quarter of fiscal year 2013 and 39.5% in the same quarter of last year.

Net sales for the first quarter ended September 30, 2013 totaled $309.0 million, down 4.1% from $322.3 million in the fourth quarter of fiscal year 2013. No customer accounted for more than 10% of net sales during the quarter ended September 30, 2013.
GAAP net income for the first quarter of fiscal year 2014 was $7.7 million or $0.17 per diluted share, an increase of 756.4% from the net income of $0.9 million, or $0.02 per diluted share in the same period a year ago. Included in net income for the quarter is $2.6 million of stock-based compensation expense (pre-tax). Excluding this item and the related tax effect, non-GAAP net income for the first quarter was $9.9 million, or $0.22 per diluted share, compared to non-GAAP net income of $3.1 million, or $0.07 per diluted share, in the same quarter of the prior year. On a sequential basis, non-GAAP net income decreased from the fourth quarter of fiscal year 2013 by $1.4 million or $0.04 per diluted share.
GAAP gross margin for the first quarter was 15.1% compared to 12.9% in the same period a year ago. Non-GAAP gross margin for the first quarter was 15.2% compared to 13.0% in the same period a year ago. GAAP gross margin and Non-GAAP gross margin for the fourth quarter of fiscal year 2013 were 14.3% and 14.4%, respectively.
The Company's cash and cash equivalents and short and long term investments at September 30, 2013 were $114.2 million compared to $95.7 million at June 30, 2013. Free cash flow for the three months ended September 30, 2013 was $16.4 million, primarily due to a decrease in accounts receivable.
Business Outlook & Management Commentary
The Company expects net sales of $320 million to $350 million for the second quarter of fiscal year 2014 ending December 31, 2013. The Company expects non-GAAP earnings per diluted share of approximately $0.25 to $0.31 for the second quarter.
“Our first quarter results continued our growth momentum for the start of this new fiscal year by growing revenue 14.2% year over year. Our FatTwin and MicroCloud solutions for data centers were in strong demand and our GPU, Xeon Phi and storage solutions continue to outperform the industry. We are pleased with our performance given the transition period ahead of new technology. We are also pleased that we are making good progress toward reaching our margin goals.” said Charles Liang, Chairman and CEO. “Looking ahead, we are again first to market with the broadest array of new Ivy Bridge solutions in the industry and we will use this position together with our global foundation to take full advantage of the market share opportunities.”
It is currently expected that the outlook will not be updated until the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. However, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.
Conference Call Information
Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate in the conference call, please call 1-888-378-0320 (international callers dial 1-719-325-2435) 10 minutes prior. A recording of the conference call will be available until 11:59 pm ET on Tuesday, November 5, 2013 by dialing 1-877-870-5176 (international callers dial 1-858-384-5517) and entering replay PIN 6100108. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference call conclusion. They will remain available until the Company's next earnings call.
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such

forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.
Use of Non-GAAP Financial Measures
Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.
About Super Micro Computer, Inc.
Supermicro® (NASDAQ: SMCI), a global leader in high-performance, high-efficiency server technology innovation is a premier provider of advanced server Building Block Solutions® for Data Center, Cloud Computing, Enterprise IT, Hadoop/Big Data, HPC and Embedded Systems worldwide. Supermicro is committed to protecting the environment through its “We Keep IT Green®” initiative by providing customers with the most energy-efficient, environmentally-friendly solutions available on the market. Founded in 1993, Supermicro is headquartered in Silicon Valley with worldwide operations and manufacturing centers in Europe and Asia. For more information, visit www.supermicro.com.
Supermicro, Building Block Solutions and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc. All other brands, names and trademarks are the property of their respective owners.

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	September 30,	June 30,
	2013	2013
ASSETS
Current assets:
Cash and cash equivalents	$111,458	$93,038
Accounts receivable, net	134,056	149,340
Inventory	254,310	254,170
Deferred income taxes – current	14,982	15,786
Prepaid income taxes	4,493	4,039
Prepaid expenses and other current assets	4,923	6,819
Total current assets	524,222	523,192
Long-term investments	2,637	2,637
Property, plant and equipment, net	96,767	95,912
Deferred income taxes – noncurrent	7,988	7,275
Other assets	4,185	3,241
Total assets	$635,799	$632,257

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$165,660	$172,855
Accrued liabilities	31,650	34,122
Income taxes payable	7,274	6,049
Short-term debt and current portion of long-term debt	28,916	28,638
Total current liabilities	233,500	241,664
Long term debt-net of current portion	5,833	6,533
Other long-term liabilities	10,502	10,336
Total liabilities	249,835	258,533
Stockholders' equity:
Common stock and additional paid-in capital	162,255	157,712
Treasury stock (at cost)	(2,030)	(2,030)
Accumulated other comprehensive loss	(65)	(69)
Retained earnings	225,629	217,930
Total Super Micro Computer Inc. stockholders' equity	385,789	373,543
Noncontrolling interest	175	181
Total liabilities and stockholders' equity	$635,799	$632,257

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,	September 30,
	2013	2012
Net sales	$309,016	$270,707
Cost of sales	262,224	235,692
Gross profit	46,792	35,015
Operating expenses:
Research and development	20,236	18,221
Sales and marketing	8,865	8,766
General and administrative	5,648	6,346
Total operating expenses	34,749	33,333
Income from operations	12,043	1,682
Interest and other income, net	17	15
Interest expense	(195)	(155)
Income before income tax provision	11,865	1,542
Income tax provision	4,166	643
Net income	$7,699	$899
Net income per common share:
Basic	$0.18	$0.02
Diluted	$0.17	$0.02
Weighted-average shares used in calculation of net income per common share:
Basic (a)	42,496	41,667
Diluted (b)	44,602	44,174

Stock-based compensation is included in the following cost and expense categories by period (in thousands):
	Three Months Ended
	September 30,	September 30,
	2013	2012
Cost of sales	$235	$240
Research and development	1,561	1,630
Sales and marketing	314	404
General and administrative	479	629

SUPER MICRO COMPUTER, INC
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(In thousands)
(Unaudited)
	Three Months Ended September 30,
	2013	2012
OPERATING ACTIVITIES:
Net income	$7,699	$899
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,393	1,955
Stock-based compensation expense	2,589	2,903
Excess tax benefits from stock-based compensation	(882)	(784)
Allowance for doubtful accounts	849	137
Provision for inventory	4	2,910
Exchange loss	241	202
Deferred income taxes, net	91	(2,870)
Changes in operating assets and liabilities:
Accounts receivable, net	14,435	(10,910)
Inventory	(144)	10,537
Prepaid expenses and other assets	960	297
Accounts payable	(7,732)	(34,688)
Income taxes payable, net	1,841	1,250
Accrued liabilities	(3,207)	1,436
Other long-term liabilities	170	172
Net cash provided by (used in) operating activities	18,307	(26,554)

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(1,948)	(919)
Restricted cash	(14)	(1)
Net cash used in investing activities	(1,962)	(920)

FINANCING ACTIVITIES:
Proceeds from debt	—	20,641
Repayment of debt	(700)	(15,573)
Proceeds from exercise of stock options	1,535	359
Excess tax benefits from stock-based compensation	882	784
Payment of obligations under capital leases	(5)	(9)
Advances (payments) under receivable financing arrangements	736	(599)
Contribution from noncontrolling interests	—	168
Minimum tax withholding paid on behalf of an officer for restricted stock awards	(651)	(1,022)
Net cash provided by financing activities	1,797	4,749
Effect of exchange rate fluctuations on cash	278	222
Net increase (decrease) in cash and cash equivalents	18,420	(22,503)
Cash and cash equivalents at beginning of period	93,038	80,826
Cash and cash equivalents at end of period	111,458	58,323
Supplemental disclosure of cash flow information:
Cash paid for interest	200	257
Cash paid for taxes, net of refunds	1,807	1,974
Non-cash investing and financing activities:
Accrued costs for property, plant and equipment purchases	1,836	1,166

SUPER MICRO COMPUTER, INC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,	September 30,
	2013	2012
GAAP GROSS PROFIT	$46,792	$35,015
Add back stock-based compensation (c)	235	240
Non-GAAP GROSS PROFIT	$47,027	$35,255

GAAP GROSS MARGIN	15.1%	12.9%
Add back stock-based compensation (c)	0.1%	0.1%
Non-GAAP GROSS MARGIN	15.2%	13.0%

GAAP INCOME FROM OPERATIONS	$12,043	$1,682
Add back stock-based compensation (c)	2,589	2,903
Non-GAAP INCOME FROM OPERATIONS	$14,632	$4,585

GAAP NET INCOME	$7,699	$899
Add back stock-based compensation (c)	2,589	2,903
Add back adjustments to tax benefit (provision) (d)	(414)	(749)
Non-GAAP NET INCOME	$9,874	$3,053

GAAP NET INCOME PER COMMON SHARE – BASIC (a)	$0.18	$0.02
Add back stock-based compensation and adjustments to tax provision (c) (d)	0.05	0.05
Non-GAAP NET INCOME PER COMMON SHARE – BASIC (e)	$0.23	$0.07

GAAP NET INCOME PER COMMON SHARE – DILUTED (b)	$0.17	$0.02
Add back stock-based compensation and adjustments to tax provision (c) (d)	0.05	0.05
Non-GAAP NET INCOME PER COMMON SHARE – DILUTED (f)	$0.22	$0.07

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE
BASIC –GAAP (g)	42,496	41,667
BASIC - Non-GAAP (h)	42,605	41,960

DILUTED – GAAP (g)	44,602	44,174
DILUTED - Non-GAAP (h)	44,984	44,638

(a) Approximately $20,000 and $6,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP basic net income per common share for the three months ended September 30, 2013 and 2012, respectively.
(b) Approximately $19,000 and $6,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP diluted net income per common share for the three months ended September 30, 2013 and 2012, respectively.
(c) Amortization of ASC Topic 718 stock-based compensation for the three months ended September 30, 2013 and 2012.
(d) The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 31.7% and 31.3% the three months ended September 30, 2013 and 2012, respectively.

(e) Approximately $25,000 and $21,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP basic net income per common share for the three months ended September 30, 2013 and 2012, respectively.
(f) Approximately $24,000 and $20,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP diluted net income per common share for the three months ended September 30, 2013 and 2012, respectively.
(g) 109,347 and 292,488 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three months ended September 30, 2013 and 2012, respectively.
(h) 109,347 and 292,488 shares of unvested restricted stock awards were included in the determination of Non-GAAP basic and diluted net income per common share for the three months ended September 30, 2013 and 2012, respectively.

SOURCE: Super Micro Computer, Inc.
Super Micro Computer, Inc.
Howard Hideshima, 408-503-8000
Chief Financial Officer
ir@supermicro.com
or
Perry G. Hayes
SVP, Investor Relations
ir@supermicro.com
SMCI-F